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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Manufactured Home Communities, Inc. on Form S-8 (pertaining to the registration of 2,000,000 shares of common stock related to the 1992 Stock Option and Stock Award Plan) of our report dated January 25, 2001, except for Note 18 as to which the date is February 13, 2001, with respect to the consolidated financial statements and schedules of Manufactured Home Communities, Inc. included in its 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
Chicago, Illinois
July 31, 2001